UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)           August 29, 2006
                                           -------------------------------------

                            Advanced Biotherapy, Inc.
                            -------------------------
             (Exact name of registrant as specified in its chapter)

           Delaware                    0-26323                   51-0402415
      ------------------           ----------------        ---------------------
(State or other jurisdiction of      (Commission                (IRS Employer
        incorporation)               File Number)            Identification No.)

141 West Jackson Boulevard, Suite 2182
Chicago, Illinois                                                60604
-------------------------------                                  -----
(Address of principal executive                                 (Zip Code)
offices)

Registrant's telephone number, including area code   (312) 427-1912
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Item 1.01.  Entry Into a Material Definitive Agreement.

      On August 28, 2006, the Registrant (or "Company") and Richard P. Kiphart ("Noteholder"), a director of the Company, entered into a Share Purchase and Debt Restructure Agreement ("Agreement"). The parties entered into the Agreement for the purpose, among others, to restructure the Company's long-term and short-term debt into equity and to sell Company common stock to the Noteholder for cash to be used for working capital and possible acquisitions. The closing of the transactions ("Transactions") contemplated by the Agreement is subject to satisfaction of certain conditions which have not been satisfied as of the date of this Form 8-K, but are expected to be completed in approximately thirty days.

      The Company's subordinated convertible debt due September 30, 2004 ("2000-2004 Convertible Notes") in the approximate aggregate principal amount of $7,805 as of June 30, 2006, subordinated convertible pay-in-kind notes due June 1, 2006 ("2002-2006 Convertible Notes") in the approximate aggregate principal amount of $4,740,466 as of June 30, 2006, and term notes due June 30, 2006 in the approximate aggregate principal amount of $245,637, have matured and the Company lacks funds to repay those notes. The Company also has outstanding subordinated convertible pay-in-kind notes due September 30, 2007 ("2003-2007 Convertible Notes"), in the approximate aggregate principal amount of $1,095,413 as of June 30, 2006, subordinated convertible pay-in-kind notes due September 30, 2009 ("2005-2009 Convertible Notes") in the approximate aggregate principal amount of 267,213 as of June 30, 2006, and other outstanding promissory notes (collectively, "Demand Notes") in the approximate aggregate principal amount of $15,746, as of June 30, 2006, respectively.

      A. Sale of Company Shares. Subject to the terms and conditions of the Agreement, the Company agreed to sell an aggregate of 433,333,333 shares ("New Shares") of Company common stock, $0.001 par value, at $0.015 per share to the Noteholder, certain family members of the Noteholder, Christopher Capps (the Company's new President and Chief Executive Officer) and other prospective board members, for the aggregate sum of $6,500,000 ("New Capital"). The Company has received $1.1 million of the New Capital from the Noteholder as of the date of this Form 8-K for which the Noteholder acquired 73,333.333 shares of Company common stock. The balance of the New Capital will be paid to the Company upon the Company filing an amendment to its Certificate of Incorporation ("Amendment to Certificate") that increases the number of authorized shares of Company common stock from 200,000,000 to 2,000,000,000 shares of common stock. Such Amendment has been approved by the Company's board of directors. Holders of a majority of the outstanding common stock have agreed to vote in favor of the Amendment. The Company expects to file the Amendment to Certificate with the Delaware Secretary of State on the 20th day after the Company's Information Statement has been mailed to its stockholders notifying them about the action taken by written consent of the holders of a majority of outstanding shares of common stock to approve the Amendment to Certificate, and the action to file such Amendment. The mailing of the Information Statement to stockholders is expected to be made on or about September 11th.

      B. Adjustment of Conversion Price of Convertible Notes and Other Debt. Pursuant to the Agreement, the Company agreed to adjust the conversion price of all outstanding Convertible Notes, including, without limitation, the 2002-2006 Convertible Notes, the 2003-2007 Convertible Notes and the 2005-2009 Convertible Notes, and agreed to adjust the conversion price of certain convertible Demand Notes, and agreed to permit the holders of the Company's other Demand Notes to exchange those notes, in each case, for one (1) share of Company common stock for each $0.015 amount of indebtedness.

      C. Conversion of Company Debt into Equity. The Noteholder agreed to convert all of his Convertible Notes and Demand Notes into shares of common stock at the same $0.015 per share conversion price. Subject to the filing of the Amendment to Certificate in accordance with the Agreement, the Noteholder will receive approximately 360,980,730 shares of the Company common stock upon conversion of his Convertible Notes and Demand Notes. The other holders ("Other Holders") of Convertible Notes, Demand Notes and certain indebtedness owed by the Company have agreed to convert the entire principal amount thereof, together with accrued interest thereon, into shares of Company common stock, at the price of $0.015 per share, all effective as of the closing of the Transactions. The Other Holders will receive approximately 35,318,000 shares of Company common stock upon such conversions.

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      D. Stockholder Rights Offering. The Noteholder agreed to cause the Company to commence a stockholder rights offering ("Rights Offering") for shares of Company common stock, to be offered to the Company's stockholders, excluding the Noteholder, his affiliates and related parties, at a price of $0.015 per share. The Rights Offering will provide that each stockholder will have the right to purchase up to ten (10) shares of Company common stock for each one (1) share then held by such stockholder, at $0.015 per share. The Rights Offering is subject to the registration rules and regulations of the Securities and Exchange Commission and applicable state securities agencies, as more specifically set forth in the Agreement. It is expected that the Company also will include in its registration statement to be filed with respect to the Rights Offering the shares of Company common stock to be issued to former officers to whom the Company owed accrued salary and certain holders of accounts payable, as provided in the Agreement, as well as holders of shares entitled to piggy-back registration rights previously granted by the Company.

      E. Fairness Opinion. As a condition of the closing of the Transactions, the Board of Directors will receive a written opinion from Gemini Partners, an independent investment banking firm, that the total consideration to be received by the Company in the Transaction contemplated by the Agreement is fair, from a financial point of view, to the Company's stockholders.

      F. Special Committee. The Agreement provides for the appointment of a special committee consisting of three directors whose responsibility will be to oversee, monitor and enforce compliance of the Agreement by the Noteholder and the Company. The Special Committee, among other powers, has the right to review and discuss with management compliance by the Company and the Noteholder of their respective obligations under the Agreement; to investigate, review and analyze any matter brought to its attention; to engage advisors, including attorneys, accountants and other consultants to assist in the discharge of the Committee's responsibilities, including enforcement of the Agreement; to approve and execute any modification or amendment of the Agreement, as it deems reasonable or appropriate; and to take such other actions as it deems necessary or appropriate in connection with the Agreement. The Company is responsible for the fees and expenses of the Special Committee, including its outside advisors. The Special Committee will initially be comprised of three members of the Board:
Thomas J. Pernice, Dr. Joseph Bellanti, and Keith Gregg. The membership, term and termination of the Special Committee are described in the Agreement. The Company agrees to indemnify and hold harmless members of the Special Committee against claims by the Noteholder or any stockholder of the Company.

      In the Agreement, the Noteholder agreed to a release of certain claims against the Company and its directors, officers and representatives arising prior to the closing of the Transactions.

      G. Restrictive Period. In accordance with the Agreement, the Noteholder agreed, for a period of one (1) year from the closing of the Transactions, not to approve, or permit the Company to approve, any merger or consolidation of the Company unless the Company shall be the surviving corporation, or any transaction which enables Company stockholders to exercise appraisal rights under Delaware law, or any exchange, reclassification or cancellation of Company shares of common stock, including a reverse stock split, provided that the one-year restrictive period may be shortened upon approval by the holders of a majority of the outstanding shares of Company common stock not held by the Noteholder and his affiliates, or upon approval by the Special Committee.

      H. Stock Options. The Company intends to grant stock options to members of the Board of Directors and members of its Advisory Board and certain other contract personnel promptly following the closing with the grant amounts and other terms to be mutually approved by the Special Committee and the Noteholder.

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      Item 3.02. Unregistered Sales of Equity Securities.


            The New Shares are being sold pursuant to the exceptions provided by
Section 4(2) of the Securities Act of 1933, as amended ("Act") and Regulation D, promulgated thereunder. The Noteholder and the other individuals who acquired, or acquire, New Shares are or will be each an "accredited" investor, as that term is defined in Rule 501 in Regulation D of the Act. No general solicitation or advertising was employed by the Company, or anyone else associated with the Company in connection with the placement of the New Shares. No commissions were paid. The certificates representing the New Shares will bear appropriate restrictive legends. All of the shares being acquired by the Noteholder and Other Holders pursuant to conversion or other exchange are being issued pursuant to an exemption under the Act and applicable securities laws. All certificates representing the shares of common stock to be issued to Noteholder and Other Holders will bear appropriate restrictive legends.

            According to the Noteholder, the Noteholder and the other individual purchasers of New Shares used, or will use, personal funds to acquire the New Shares.

      Item 5.01. Changes in Control of Registrant.

            Upon receipt by the Company of the New Capital, the Noteholder will acquire from the Company shares of Company common stock constituting a majority of the issued and outstanding shares of Company common stock, which will result in a change in control with respect to the stock ownership of the Company such that the Noteholder will hold the majority of the issued and outstanding of the Company common stock. As a result of his share ownership, the Noteholder will be able to elect all of the directors who comprise the Board of Directors, which represents a change in the majority control of the Board. Pursuant to the Agreement, the Noteholder will acquire approximately 83% of the issued and outstanding shares of the Company after taking into account the New Capital and conversion of all Company Convertible Notes, Demand Notes, and other approved Company indebtedness into shares of Company common stock.

      Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

            The Board of Directors approved the appointment of Richard P. Kiphart as the new Chairman of the Board, Christopher W. Capps as the new President and Chief Executive Officer, and Thomas J. Pernice as Secretary and Treasurer. These appointments are effective as of August 28, 2006. There are no written employment agreements between the Company and such officers/directors.

            Since June, 2002, Richard P. Kiphart (65) has served as a member of the Company's Board of Directors. He currently serves as Chairman of the Board of Saflink (SFLK Nasdaq) and a member of the Board of Directors of First Data Corp. (FDC-NYSE). Mr. Kiphart is the Head of Corporate Finance for the Investment Firm of William Blair & Company, L.L.C. Mr. Kiphart has been with William Blair for over 36 years. Mr. Kiphart received his B.A. from Dartmouth College and his M.B.A. from Harvard Business School.

            Since September 2005, Christopher W. Capps (24) has served as President and CEO of KVG Partners, a private equity firm. Mr. Capps received his B.A. in History from Southern Methodist University.

            Since April 2001, Thomas J. Pernice (44) has served as the Treasurer and Secretary of the Company and as a member of the Board of Directors. Mr. Pernice has served as a senior executive in government and industry for more than 22 years. He is Chief Executive Officer and Founder of Modena Holding Corporation since 1999, an innovative consulting company specializing in business development strategies, mergers and acquisitions and finance, and specializing in strategic communications and government relations for private and public companies. Modena has strategic alliances with the DCI Group, an international public relations firm based in Washington, D.C., The Abraham Group, a strategic consulting practice founded by former U.S. Energy Secretary Spencer Abraham also based in Washington, D.C., and also advises Mullin-TBG, the nation's leading provider of deferred executive compensation services. He has served for more than nine years as a Presidential appointee in three U.S. Presidential Administrations; first as a White House Staff member in the Reagan Administration, a Senior White House staff member in the Bush 41 Administration and most recently as a Senior Advisor in the Bush 43 Administration to the U.S. Department of Energy. After his public service in the Reagan and Bush Administrations, Mr. Pernice served for eight years as Vice President in the Office of the Chairman for the conglomerate of publicly and privately held business interests of David H. Murdock.

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            Mr. Pernice earned a Bachelor of Arts degree in Broadcast Journalism from the University of Southern California in 1984.

FORWARD-LOOKING STATEMENTS

      This Form 8-K and other reports we file with the Securities and Exchange Commission ("SEC") contain forward-looking statements relating to, among other things, the Transaction, and our future performance, our business, and future events. All statements other than statements of historical facts are forward-looking statements, including, without limitation, any statements regarding future performance. Some of these forward-looking statements may be identified by the use of words in the statements such as "anticipate," "estimate," "could" "expect," "project," "intend," "plan," "believe," "seek," "should," "may," "assume," "continue," variations of such words and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. We caution you that our performance and results could differ materially from what is expressed, implied, or forecast by our forward-looking statements. Future operating results and the Company's stock price may be affected by a number of factors, including, without limitation: (i) availability of capital;
(ii) opportunities for joint ventures and corporate partnering; (iii) opportunities for mergers and acquisitions to acquire non-biotechnology revenue generating businesses, or to expand the Company's biotechnology base; (iv) regulatory approvals of preclinical and clinical trials; (v) intellectual property matters (patents); and (vi) competition. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled "Item 1. Business," and all subsections therein, including, without limitation, the subsections entitled, Technical Background, Government Regulation, Federal Drug Administration Regulation, Competition, and Factors That May Affect the Company, and the section entitled "Market for Registrant's Common Stock and Related Stockholder Matters," all contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such forward-looking statements. Except as required under federal securities laws and the rules and regulations of the SEC, we do not intend to update publicly any forward-looking statements to reflect actual results or changes in other factors affecting such forward-looking statements.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

Designation                       Description of Exhibit

10.17                             Share Purchase and Debt Restructure Agreement

99.1                              Press Release dated August 29, 2006

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                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ADVANCED BIOTHERAPY, INC.
                                  (Registrant)

Date: August 29, 2006             By: /s/Thomas J. Pernice
                                      ------------------------------------------
                                      Thomas J. Pernice, Secretary and Treasurer

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                                INDEX TO EXHIBITS

Exhibit                           Description

10.17                             Share Purchase and Debt Restructure Agreement

99.1                              Press Release dated 08/29/2006

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